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                                                                      Exhibit 16


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                        Personal Computer Products, Inc.
                        --------------------------------

We have read Item 4 of the Personal Computer Products, Inc. Form 8-K dated August 29, 1995 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,


PRICE WATERHOUSE LLP
San Diego, California
August 29, 1995